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                                                                    EXHIBIT 23.6

                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]

CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of First Bank System, Inc. on Form S-4 of our report dated January 19, 1995, on our audit of the consolidated financial statements of income, shareholders' equity and cash flows of West One Bancorp and Subsidiaries for the year ended December 31, 1994, which report is included in the U. S. Bancorp 1996 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                           Coopers & Lybrand L.L.P.

Boise, Idaho

June 16, 1997